Exhibit 99.1

DeVry Inc. Declares Semi-annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 14, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, announced today that its board of directors has declared a semi-annual cash dividend on DeVry's common stock of $0.15 per share, payable on July 12, 2011, to common stockholders of record as of June 21, 2011.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717